Exhibit 99.1

Genius Brands International Announces $58 Million Registered Direct Offering

Offering Priced Above Market

BEVERLY HILLS, Calif., October 28, 2020 (GLOBE NEWSWIRE) -- Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ: GNUS) announced today that it has entered into a securities purchase agreement with certain long-standing investors providing for the purchase and sale of 37,400,000 shares of its common stock at a purchase price of $1.55 per share in a registered direct offering, resulting in total gross proceeds of $57,970,000. The shares to be utilized in this transaction are available to the Company through an increase in authorized shares, as approved by the shareholders on August 27, 2020. The investors will receive a warrant to purchase one share of common stock for each share of common stock purchased in the offering. The warrants will be exercisable immediately and have a term of five years and an exercise price of $1.55 per share. The offering is expected to close on or about October 30, 2020, subject to the satisfaction of customary closing conditions.

The net proceeds of this financing will be used for certain accretive future acquisitions, and for the Company’s operations, including, but not limited to, the development, production, distribution and marketing of animated content, including the recently announced SHAQ’S GARAGE, and associated licensed merchandise, and general working capital.

The Special Equities Group, a division of Bradley Woods & Co. Ltd., acted as the placement agent for this transaction.

The shares of common stock, warrants and shares of common stock underlying the warrants described above are being offered by the Company through a prospectus supplement pursuant to the Company’s shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-248623) and an additional registration statement on Form S-3 filed pursuant to Rule 462(b) (File No. 333-249694), which became automatically effective on October 28, 2020. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting The Special Equities Group, a division of Bradley Woods & Co. Ltd., 805 Third Ave., 18th Floor, New York, NY, 10022, at (212) 826-9191, or the Securities and Exchange Commission's website at http://www.sec.gov.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club, and the recently announced SHAQ’S GARAGE produced in association with Shaquille O’Neal and Authentic Brands Group. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple iOs, Apple TV, Roku, Amazon Fire and more.

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Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward- looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property; our ability to complete this offering and use the proceeds of this offering in a profitable manner; and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR RELATIONS CONTACT:

T: 844-589-8760

ir@gnusbrands.com

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